EXHIBIT 99.1
MEDIA CONTACT:
Jeri Matheney
Corporate Communications Manager
(304) 348-4130
Cell: (304) 543-1377
jhmatheney@AEP.com

FOR IMMEDIATE RELEASE

APPALACHIAN POWER, WHEELING POWER REACH SETTLEMENT AGREEMENT IN WEST VIRGINIA RATE CASE

CHARLESTON, W.Va., April 25, 2006 - Appalachian Power and Wheeling Power, together with the Public Service Commission of West Virginia (PSCWV) staff, the PSCWV Consumer Advocate Division and other intervening parties, filed a settlement agreement yesterday in the companies’ rate case seeking the commission’s approval.

The agreement provides for an initial $44 million or 5.5 percent increase in the companies’ revenues, effective July 28, 2006. The initial increase consists of a $56 million increase for fuel and purchased power expenses, and $23 million for recovery of the costs of the Wyoming-Jacksons Ferry 765-kilovolt (kV) transmission line and environmental investments to date, offset by a base rate reduction of $18 million and a credit to customers of $17 million in previously over-recovered fuel costs.

The increase will vary among customer classes. For example, residential customers using 1,000 kilowatt hours a month will see their bills rise from $55.28 to $58.98 this year, a $3.70 increase. Appalachian Power President and COO Dana Waldo said that rates have remained stable for more than 20 years, and are still among the lowest in the nation.

“In 1984, residential customers paid about $60 a month for 1,000 kilowatt hours of electricity,” Waldo said. “Even with this increase, customers will still pay less than they did then.”

The agreement also includes a means outside of a general rate case to provide for additional increases in each of the next three years for timely recovery of the companies’ ongoing environmental investments.

Appalachian Power is investing more than $1.4 billion to build flue gas desulfurization units - scrubbers - at its Mountaineer and Amos plants, which are needed to comply with mandated federal and state clean air laws. Though expensive, the projects will result in cleaner air at the lowest possible cost. Installing scrubbers at existing plants is a cost effective way to maintain the economic life of the assets.

Although the exact amount of the future increases will not be determined until costs are known and reviewed by the commission, the companies estimate the increases for environmental expenditures will be approximately:

•  $36 million or 4.5 percent effective July 1, 2007;
•  $14 million or 1.8 percent effective July 1, 2008; and
•  $18 million or 2.3 percent effective July 1, 2009.

The overall impact of this year’s increase and the future annual increases will result in an estimated overall $129 million -- or 16 percent -- increase in revenues phased in between the end of July 2006 and mid 2009.

“This settlement is the result of significant give and take by the parties to the case and will provide revenues necessary to recover the cost of coal, the new transmission line and environmental investments,” Waldo said. “It also provides an efficient process that can be used to recover the costs of the future large investment projects.”

As part of the settlement, Appalachian Power and Wheeling Power will contribute $250,000 annually over the next three years toward low-income weatherization projects.

The agreement reinstates the Expanded Net Energy Cost (ENEC) mechanism effective July 1, resulting in a $56 million increase for this year. This mechanism includes provisions for annual adjustments in rates to account for fluctuating costs for coal and purchased power. The ENEC was temporarily suspended in 2000 as part of an agreement with the PSCWV.

As part of the agreement, base rates are reduced by $18 million annually, due in part to lower depreciation rates and a reduction in the requested return on equity from 11.5 percent to 10.5 percent. In addition, the impact on customers of the initial rate request will be mitigated because of a return to customers over the next three years of a total of $51 million in over-recovered fuel expenses that occurred prior to 2000. The companies also have agreed to increase expenditures for right of way maintenance to an average of $18.6 million annually between 2007 and 2009.

The settlement agreement is subject to the commission’s approval.

Although the agreement is comprehensive in all other respects, one issue regarding the rates for a special contract customer remains unresolved. The commission has ordered legal briefs on this issue to be filed May 4, with response briefs to be filed May 15.

This regulatory outcome does not change the previously stated 2006 ongoing earnings guidance range of $2.50 and $2.70 per share for American Electric Power, parent company for Appalachian Power and Wheeling Power.

Appalachian Power provides electricity to 1 million customers in Virginia, West Virginia and Tennessee. It is a unit of American Electric Power.

American Electric Power (NYSE: AEP) is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP is the nation’s largest generator of electricity, owning more than 36,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). American Electric Power, based in Columbus, Ohio, is celebrating its 100th anniversary in 2006.
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This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance);resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to constrain its operation and maintenance costs; AEP's ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including membership in regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation, and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

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